SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


     Date of report (Date of earliest event reported): August 9, 2007



                              Eastman Kodak Company
               (Exact name of registrant as specified in charter)



      New Jersey                     1-87                   16-0417150
------------------------------------------------------------------------
(State or Other Jurisdiction       (Commission            (IRS Employer
     of Incorporation)             File Number)      Identification No.)


                                343 State Street,
                            Rochester, New York 14650
                       (Address of Principal Executive Office) (Zip Code)


       Registrant's telephone number, including area code (585) 724-4000
                                                           -------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition
---------------------------------------------------------

On August 9, 2007, Eastman Kodak Company issued a press release reporting that its Form 10-Q was filed with the U.S. Securities and Exchange Commission.

In the filing, the Company adjusted its previously announced second-quarter and first-half 2007 loss from continuing operations, on the basis of generally accepted accounting principles in the U.S. (GAAP). For the second quarter of 2007, the previously announced loss from continuing operations of $173 million pre-tax, $135 million after tax, or $0.47 per share, was increased to $195 million pre-tax, $152 million after tax, or $0.53 per share. For the first half of 2007, the Company's previously reported loss from continuing operations of $363 million pre-tax, $309 million after tax, or $1.08 per share, was increased to $385 million pre-tax, $326 million after tax, or $1.14 per share.

The Company first disclosed its second-quarter and first-half 2007 results on August 2, 2007. Since then, as a consequence of the customary procedures performed prior to the finalization of its second-quarter and first-half results, the Company identified adjustments to healthcare and postretirement benefit expenses, which had no effect on cash used in operating activities.

                                   SIGNATURES
                                   ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        EASTMAN KODAK COMPANY



                                        By: /s/ Diane E. Wilfong
                                        -----------------------------
                                        Name: Diane E. Wilfong
                                        Title: Chief Accounting
                                               Officer and Controller


Date:  August 9, 2007